UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2005

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 25, 2005, Harris Corporation (the "Company" or "Harris") completed its previously announced acquisition of Leitch Technology Corporation, a corporation subsisting under the laws of the Province of Ontario ("Leitch"). The acquisition was accomplished in accordance with the Arrangement Agreement, dated August 31, 2005 (the "Agreement"), between Harris and Leitch, as amended by the Amending Agreement, dated as of September 12, 2005, between Harris and Leitch (the "Amendment"), and pursuant to a statutory plan of arrangement. Leitch shareholders approved the acquisition by Harris of all of the outstanding common shares of the Toronto-based company for a cash price of C$14.00 per share. Total cash consideration paid by Harris, net of Leitch’s cash on hand, was approximately US$450 million. The transaction was previously announced by the Company in its Form 8-K filed with the Securities and Exchange Commission on September 21, 2005.

The purchase price for the Leitch common shares was financed in part by Harris’ issuance of $300,000,000 in aggregate principal amount of its 5% Notes due 2015 on September 20, 2005 (the "Notes"). The remainder of the purchase price was financed by cash on hand. From time to time, certain of the underwriters of the Notes and their affiliates have provided, and may provide, various financial advisory, investment banking, commercial banking or other services to Harris. Affiliates of some of the lenders under the Company’s five-year revolving credit agreement acted as underwriters of the Notes.

The foregoing description of the Agreement, the Amendment and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Agreement and the Amendment, which are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On October 25, Harris issued a press release announcing the completion of the Leitch acquisition. The full text of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference. The information contained in this Item 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section. The information contained in this Item 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

2.1 Arrangement Agreement, dated as of August 31, 2005, by and between Harris Corporation and Leitch Technology Corporation, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2005. (Commission File No. 001-03863)

2.2 Amending Agreement, dated as of September 12, 2005, between Harris Corporation and Leitch Technology Corporation, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2005. (Commission File No. 001-03863)

The following exhibit is furnished herewith:

99.1 Press Release, issued by Harris Corporation on October 25, 2005 (furnished pursuant to Item 7.01 and not filed).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

October 28, 2005	By:	/s/ Bryan R. Roub

Name: Bryan R. Roub
Title: Sr. Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, issued by Harris Corporation on October 25, 2005.